UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

Form 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2019

_________________

Commission File Number 0-55077

Neutra Corp.

(Exact name of small business issuer as specified in its charter)

Wyoming	27-4505461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

54 Sugar Creek Center Blvd., Suite 200 Sugar Land, TX	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-793-4121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 7.01 Regulation FD Disclosure.

Effective October 7, 2019, Neutra Corp. (the “Company”, “we”, “our”) terminated a proposed reverse stock split that was announced in a Preliminary Information Statement on Form PRE14C filed on September 24, 2019. Instead, the Company will focus on several potential acquisitions now in discussions designed to make Neutra a more vertically integrated company capable of competing in the skyrocketing CBD (cannabidiol) market.

ITEM 8.01 Other Events.

The Company is attaching to this Form 8-K its current Articles of Incorporation that were filed as Articles of Continuance in the state of Wyoming. The Company changed its domicile from Nevada to Wyoming on August 16, 2019. No other corporate actions were made.

ITEM 9.01 Financial Statements and Exhibits.

99.1	Press release dated October 11, 2019.

99.2	Articles of Continuance filed in the State of Wyoming on August 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Neutra Corp.

Date: October 11, 2019	By:	/s/ Sydney Jim
Sydney Jim
Chief Executive Officer